Exhibit 10.1

SETTLEMENT AGREEMENT TO COMPROMISE DEBT

This Agreement to Compromise Debt (the “Agreement”) is made and effective June 3, 2022,

BETWEEN:	Webstar Technology Group, Inc. (the Debtor), a corporation organized and existing under the laws of the State of Wyoming with its head office located at:

4231 Walnut Bend, Jacksonville, FL 32257

AND:	JAMES OWENS (the Creditor), an individual domiciled in the State of Florida domiciled at:

4231 Walnut Bend, Jacksonville, FL 32257

In consideration of the terms and covenants of this agreement, and other valuable consideration, the parties agree as follows:

Regarding the Company’s debt obligation of $1,644,583.34 (the Debt), as of the date of this Agreement compiled as follows:

●	Loans to the Company by Creditor, as reflected on the Balance Sheet, in the amount of $756,450.
●	Accrued salary and automobile allowance from January 1, 2020 until the date of this Agreement in the amount of $874,833.34.
●	As part of this SETTLEMENT Agreement, Creditor will amend his employment agreement compensation to $1.00 per year.

Debtor agrees to convert 1,101,000 of the Debt into a Convertible Promissory Note in the form of the attachment. The remaining debt is to be forgiven and extinguished by the Creditor.

DEBTOR:

/S/ Don D. Roberts
DON D. ROBERTS, PRESIDENT AND CEO
WEBSTAR TECHNOLOGY GROUP, INC.

CREDITOR:

/S/ James Owens
JAMES OWENS

Agreement to Compromise Debt	Page 1 of 1